EMPLOYMENT AGREEMENT           EXHIBIT 10.62


          THIS EMPLOYMENT AGREEMENT is entered into as of July

20, 1999, between THE E. W. SCRIPPS COMPANY, an Ohio corporation

(the "Company"), and KENNETH W. LOWE ("Executive").



                         W I T N E S S E T H :

          WHEREAS, the Company and Executive desire to enter into

this Employment Agreement to insure the Company of the services of Executive, to provide for compensation and other benefits to be paid and provided by the Company and Home & Garden Television,

Television Food Network, and Scripps Howard Productions (Cable

Network Companies) to Executive in connection therewith, and to set forth the rights and duties of the parties in connection therewith;

          NOW, THEREFORE, in consideration of the mutual promises

herein contained, the parties hereby agree as follows:

          1.   Employment.

               (a)  The Company hereby employs Executive as

Chairman, President and Chief Executive Officer of each of the

Cable Network Companies and Executive hereby accepts such

employment, on the terms and conditions set forth herein.

               (b)  During the term of this Agreement and any

renewal hereof (all references herein to the term of this

Agreement shall include references to the period of renewal

hereof, if any), Executive shall be and have the titles, duties and authority of Chairman, President and Chief Executive Officer of each of the Cable Network Companies and shall devote his

entire business time and all reasonable efforts to his employment and perform diligently such duties as are customarily performed by the chairman, president and chief executive officer of

companies the size and structure of the Cable Network Companies,

together with such other duties as may be reasonably required from time to time by the Board of any of the Cable Network

Companies or the Chief Executive Officer or Senior Vice

President/Broadcast Division of the Company, which duties may include overseeing any new cable networks or related businesses created or acquired by the Company or the Cable Network Companies and shall be consistent with his position as set forth above and as provided in Paragraph 2(b).

               (c)  Executive shall not, without the prior

written consent of the Company, directly or indirectly, during the term of this Agreement, other than in the performance of duties naturally inherent to the businesses of the Company and in furtherance thereof, render services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise; provided, however, that so long as it does not materially interfere with his full-time employment

hereunder, Executive may attend to outside investments, and serve as a director, trustee or officer of, or otherwise participate in, educational, welfare, social, religious and civic

organizations.

          2.   Term and Positions.

               (a)  Subject to the provisions for renewal and

termination hereinafter provided, the term of this Agreement shall begin on the date hereof and shall continue for the current

Calendar Year and for the succeeding four Calendar Years.  As of

January 1, 2004, and as of January 1 of each succeeding even number calendar year thereafter (e.g. 2006, 2008, etc.), such term automatically shall be extended for two (2) additional

years, unless: (i) this Employment Agreement is terminated as provided in Paragraph 5 hereof, or (ii) either the Company or

Executive shall have given notice of non-renewal of this

Employment Agreement to the other at least six (6) months before

January 1, 2004, or six (6) months before the beginning of any such succeeding two (2) year period, as the case may be (for example, unless such written notice of non-renewal is given on or prior to July 1, 2003, the term of this Employment Agreement automatically will be extended, effective January 1, 2004, until

December 31, 2006) (a "Non-renewal Notice").

               (b)  Executive shall serve, and shall be entitled

and have the right to serve, as a member of the Board of each of the Cable Network Companies and for service on each such Board

Executive will receive only such compensation, if any, that is paid to officers of the Company for service on each such Board on which Executive shall serve.  Without limiting the generality of any of the foregoing, except as hereafter expressly agreed in writing by Executive, Executive shall not be required to report to any single individual except the Chief Executive Officer or the Senior VP/Broadcast Division of the Company and shall report also to the Boards of the Cable Network Companies.

               3.   Compensation.

               (a)  For all services he may render to the Company

and the Cable Network Companies during the term of this

Agreement, the Company shall pay to Executive the following:

                    (i)  For the period beginning on the date

          hereof and ending December 31, 1999, salary equal to an

          annual salary of five-hundred thousand dollars

          ($500,000), multiplied by the ratio of the number of

          days in the period beginning on the date hereof and

          ending on the last day of the 1999 year to 365; and

                    (ii) for the Calendar Year beginning on

          January 1, 2000, and for each Calendar Year thereafter

          during the term of this Agreement, salary as determined

          by the Compensation Committee, which in no event shall

          be less than the annual salary that was payable by the

          Company to Executive under this Paragraph 3(a) for the

          immediately preceding Calendar Year.

Salary payable by the Company to Executive under this Paragraph

3(a) shall be payable in those installments customarily used in payment of salaries to the Company's executives (but in no event less frequently than monthly).

               (b)  In recognition of the value Executive has

created in the Cable Network Companies and in order to encourage

Executive to use his talents to enhance the operations and

profitability of the Cable Network Companies in the future, the

Company hereby grants to Executive 96,038 Deferred Stock Units.

Each Deferred Stock Unit entitles Executive to receive from the

Company on its Maturity Date (as defined herein) one Class A

Common Share.  On January 15 of each of Calendar Years 2000

through 2004 (each such date, a "Maturity Date"), 20% of the

Deferred Stock Units shall mature and be exchanged for an equal number of Class A Common Shares.  If Executive's employment

hereunder is terminated for any reason (including for "Cause" as defined herein) before any Maturity Date, Executive (or his

designated beneficiary or legal representative in case of his death) shall receive Class A Common Shares for the Deferred Stock

Units on each remaining Maturity Date as if Executive were still employed at such time.  No cash dividends or equivalent amounts shall be paid on outstanding Deferred Stock Units.  On each

Maturity Date, the Company shall pay to Executive an amount in cash which shall be equal to the cash dividends, if any, which would have been paid between the date hereof and the particular

Maturity Date with respect to issued and outstanding Class A

Common Shares equal in number to the number of Deferred Stock

Units maturing on such Maturity Date.  No interest shall be paid on any dividend equivalent or any part thereof.  All Class A

Common Shares issued in exchange for Deferred Stock Units shall be treasury shares of the Company.

               (c)  The Company hereby agrees to grant to

Executive under the Company's 1997 Long-Term Incentive Plan (the

"Incentive Plan") for each of Calendar Years 1999 through 2003 during all or part of which Executive is employed hereunder a number of Class A Common Shares of the Company to be determined as follows:

          For each such Calendar Year (commencing with 1999) in which the Cable Network Companies earn at least a 15% Total Business Return (as defined herein), Executive will receive a grant of Class A Common Shares equal in value to 1% of the Total Business Return for that Calendar Year. If the Total Business Return for the applicable Calendar Year is less than 15%, Executive will not be entitled to a grant of Class A Common Shares for that Calendar Year. "Total Business Return" will equal the percentage obtained by dividing (A) the excess, if any, of (i) the value of the Cable Network Companies for such Calendar Year plus the net dividends (as defined herein) paid by the Cable Network Companies to the Company in such Calendar Year over (ii) the value of the Cable Network Companies for the immediately preceding Calendar Year (the "Prior Year Base") by (B) the Prior Year Base. Notwithstanding anything to the contrary in the foregoing, if in any Calendar Year the value of the Cable Network Companies for such year is less than the value of the Cable Network Companies for the immediately preceding Calendar Year, the Total Business Return for each ensuing Calendar Year shall be calculated using the value of the Cable Network Companies for such immediately preceding Calendar Year as the Prior Year Base until such Prior Year Base is exceeded in one of such ensuing years. "Net dividends" means cash flows from operation of the Cable Network Companies on an after-tax basis net of all additional investment in the operating assets of the Cable Network Companies. The two charts attached to this Employment Agreement as Exhibit A will serve as hypothetical illustrations of the foregoing.

          The number of Class A Common Shares subject to each

grant will be determined by dividing one percent (1%) of the applicable Total Business Return by the Fair Market Value (as

defined in the Incentive Plan) of a Class A Common Share on

December 31 of the Calendar Year with respect to which such Total

Business Return is calculated.  Each grant will be made on or before April 15 (the "grant date") of the Calendar Year following the Calendar Year with respect to which such grant is to be made.

The shares subject to each grant made to Executive hereunder will vest at the rate of 20% per year on each anniversary (a "vesting date") of the applicable grant date over the five years first following such grant.  Unvested shares will remain on deposit with the Company and Executive will execute a blank stock power therefor in accordance with the Incentive Plan.

          For purposes hereof, the increase in value of the Cable

Network Companies will be determined by no later than March 31 of each of Calendar Years 2000 through 2004 by Duff & Phelps.

Executive and the Company agree that such firm will take into consideration in valuing the Cable Network Companies the

following criteria in addition to such other criteria as such firm determines to be pertinent: (i) revenues and expenses of the

Cable Network Companies stated at levels generally consistent with those of a stand-alone company; (ii) future earnings and cash flow stated at levels generally consistent with those of a stand-alone company; (iii) historical financial performance to the extent it provides evidence of prospective results; (iv)

current valuation criteria in equity markets; (v) the

contribution of the Cable Network Companies as a whole to the market value of the Company; and (vi) the impact of any major new cable network or related business created or acquired by the

Company or the Cable Network Companies during the term of this

Agreement that Executive is required to oversee. Notwithstanding the foregoing, Executive and the Company agree as follows: (i) in valuing the Cable Network Companies Duff & Phelps will not take into consideration the "break-up" value that could be obtained if the separate companies or businesses then comprised by the Cable

Network Companies were to be sold individually or as a group;

(ii) after consideration of all criteria as aforesaid (except

"break-up" value) the Cable Network Companies will not be valued at levels exceeding their contribution as a whole to the market value of the Company as determined by Duff & Phelps; and (iii) if the Cable Network Companies as a whole are sold or the equity thereof becomes publicly traded, the market value of the Cable

Network Companies (as evidenced by the sale price or the public trading price) will be the sole basis for determining the Total

Business Return and neither Duff & Phelps nor any other valuation firm will be engaged.  The methodology used by Duff & Phelps for the first valuation of the Cable Network Companies that it

provides pursuant to this Section 3(c) will be the methodology used in all other valuations of the Cable Network Companies

pursuant to this Section 3(c).

          If Executive's employment hereunder terminates prior to

any vesting date for reasons other than death, disability (as defined in Paragraph 4(c) hereof), Change in Control of the

Company or the Cable Network Companies, termination without Cause

(as defined in Paragraph 5(a)(ii) hereof) by the Company, or termination by Executive in the event of a material breach of this Agreement by the Company (i) which is not cured in all

material respects within twenty days after Executive gives notice thereof to the Company and (ii) at a time when the Company does not have Cause to terminate Executive, all unvested shares and all rights to future grants hereunder will be forfeited.  "Change in Control" for purposes of this Agreement shall mean (i) with respect to the Company, an event that would be required to be reported in response to Item 1 of Form 8-K or any successor form thereto promulgated under the Securities Exchange Act of 1934

("Exchange Act"); provided, however, that the termination of The

Edward W. Scripps Trust and the effectiveness, as a result of such termination, of certain provisions of the Scripps Family

Agreement dated October 15, 1992, as it may be amended from time to time, shall not constitute a "Change in Control" regardless of whether such events are required to be or are reported pursuant to the Exchange Act; and (ii) with respect to the Cable Network

Companies, sale by the Company of all or substantially all assets of, or transfer by the Company of majority voting control of, the

Cable Network Companies as a whole or the Home and Garden

Television Network or the Television Food Network to any person that is not controlled by, under common control with, or in

control of the Company.

     If Executive's employment hereunder terminates prior to any vesting date by reason of his disability or death, or as a result of a Change in Control, all unvested shares will vest

automatically at the time of such termination and all rights to future grants hereunder (other than those for the Calendar Year preceding such termination or in which such termination occurred,

as provided for in the last paragraph of this section) will be forfeited.

     If Executive's employment hereunder terminates, by reason of his disability or death, or as a result of a Change in Control,

prior to a grant date following a Calendar Year with respect to which Executive was employed hereunder and would be entitled to a grant of Class A Common Shares hereunder, such grant shall

nevertheless be made in accordance herewith, and all shares

subject thereto shall be deemed vested as of the time of such grant and shall be issued to Executive (or his designated

beneficiary or legal representatives in case of his death) on such grant date.  If such termination occurs prior to the end of a Calendar Year, any grant to which Executive is entitled for such Calendar Year shall be prorated based on the ratio of the number of business days in such Calendar Year Executive was

employed hereunder to the total number of business days in such

Calendar Year.

     If Executive's employment terminates as a result of a

termination without Cause by the Company or a termination by

Executive in the event of a material breach of this Agreement by the Company (i) which is not cured in all material respects

within twenty days after Executive gives notice thereof to the

Company and (ii) at a time when the Company does not have Cause to terminate Executive, all unvested shares will vest

automatically at the time of such termination and all rights to future grants hereunder will continue and any grant hereunder to which Executive would have been entitled had he remained employed hereunder through Calendar Year 2003 and not been so terminated shall be made in accordance herewith, and all shares subject to such grant shall be deemed vested as of the time of such grant and shall be issued to Executive on the applicable grant date (or to his designated beneficiary or legal representatives in the case of his death prior to any applicable grant date).

               (d)  Executive shall be entitled, subject to the

terms and conditions of the appropriate plans, to all benefits provided by the Company to Senior Level Executives in accordance with the Company's policies from time to time in effect.

               (e)  Upon delivery of proper documentation,

therefore, Executive shall be reimbursed for all first class travel, hotel and all business expenses when incurred on Cable

Network Companies business.

          4.   Payment in the Event of Death or Permanent
Disability.

               (a)       In the event of Executive's death or

"permanent disability" (as hereinafter defined) during the term of this Employment Agreement, the Company shall for a period equal to the greater of (i) twenty-four (24) months following the date of such death or permanent disability or (ii) the balance of the term remaining at such date continue to pay to Executive (or his successors and assigns under the applicable laws of descent and distribution in the event of his death) Executive's then

effective per annum rate of salary, as determined under Paragraph

3(a), and provide to Executive (or to his family members covered under his family medical coverage) the same "family" medical coverage as provided to Executive on the date of such death or disability.  Furthermore, in the event of Executive's death or permanent disability, Executive (or his designated beneficiary or legal representative in case of his death) shall receive Class A

Common Shares for the Deferred Stock Units on each remaining

Maturity Date as if Executive were still employed at such time.

               (b)  Except as otherwise provided in Paragraph

4(a), in the event of Executive's death or permanent disability

Executive's employment hereunder shall terminate and Executive shall be entitled to no further compensation or other payments or benefits under this Employment Agreement, except as to unmatured

Deferred Stock Units and that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the date of such death or permanent disability, as the case may be.

               (c)  For purposes of this Employment Agreement,

Executive's "permanent disability" shall be deemed to have

occurred after one hundred fifty (150) days in the aggregate during any consecutive twelve (12) month period, or after ninety

(90) consecutive days, during which one hundred fifty (150) or ninety (90) days, as the case may be, Executive, by reason of his physical or mental disability or illness, shall have been unable to discharge his duties under this Employment Agreement.  The date of permanent disability shall be such one hundred fiftieth

(150th) or ninetieth (90th) day, as the case may be.  In the event either the Company or Executive, after receipt of notice of

Executive's permanent disability from the other, dispute that

Executive's permanent disability shall have occurred, Executive shall promptly submit to a physical examination by the chief of medicine of any major accredited hospital in the Cincinnati,

Ohio, area selected by the Company and, unless such physician shall issue his written statement to the effect that in his or her opinion, based on his or her diagnosis, Executive is capable of resuming his employment and devoting his full time and energy to discharging his duties within thirty (30) days after the date of such statement, such permanent disability shall be deemed to have occurred.

               (d)  The payments to be made by the Company to

Executive hereunder shall be offset and therefore reduced by the amount of any insurance proceeds (on a tax-effected basis) paid to Executive arising out of the events described in this

Paragraph 4 from insurance policies (not including amounts

otherwise payable to Executive pursuant to insurance policies provided under Company-wide employee benefit and welfare plans)

obtained by the Company.

          5.   Termination

               (a)  The employment of Executive under this

Employment Agreement, and the term of this Employment Agreement:

                    (i)  shall be terminated automatically upon

          the death or permanent disability of Executive, or

                    (ii) may be terminated for Cause at any time

          by the Company, with any such termination not being in

          limitation of any other right or remedy the Company may

          have under this Employment Agreement or otherwise (for

          purposes of this Employment Agreement, the term "Cause"

          meaning:

                         (A)            Executive's fraud or commission of a

               felony or of an act or series of acts, which in any case

               results in material injury to the business or reputation of the Company, or Executive's willful failure to perform his duties under this Employment Agreement, which failure has

               not been cured in all material respects within twenty (20)

               days after the Company gives notice thereof to Executive;

               or

                         (B)  Executive's material breach of any provision of

               this Employment Agreement, which breach has not been cured in all material respects within twenty (20) days after the Company gives notice thereof to Executive); or

                    (iii)     may be terminated at any time by

          the Company other than for the reasons set forth in the

          foregoing clauses (i) and (ii); or

                    (iv) may be terminated at any time (including

          following a Change in Control) by Executive with thirty

          (30) days' advance notice to the Company; or

                    (v)  shall be terminated automatically at the

          end of the term of this Employment Agreement then in

          effect in the event either party gives to the other

          party a Non-renewal Notice.

Upon any such termination, Executive shall be deemed

automatically to have resigned from all offices and directorships held by Executive in the Company or the Cable Network Companies.

Notwithstanding anything to the contrary in this Section 5(a),

the term "Cause" shall not include any act or series of acts taken by Executive in good faith on behalf of the Company,

provided that such act or series of acts was within his authority as Executive, did not constitute a breach of any fiduciary duty and was not taken again following his receipt of direction to cease such act or acts from the Chief Executive Officer or Senior

Vice President/Broadcast Division of the Company or the Board of

any of the Cable Network Companies.

               (b)  If Executive's employment with the Company is

terminated by the Company without Cause or by Executive following a Change in Control or at a time when the Company (i) has been in material breach of this Agreement for twenty (20) days after receiving notice of such breach from Executive and (ii) does not have Cause to terminate Executive, the Company shall continue to pay to Executive the per annum rate of salary then in effect under Paragraph 3(a) and provide the benefits described in Paragraph

3(d) then in effect (unless the terms of the applicable plans expressly prohibit the continuation of such benefits after such termination and cannot be amended, with applicability of such amendment limited to Executive, to provide for such continuation)

for a period equal to the greater of (A) twenty-four months or

(B) the balance of the term remaining at the time of such

termination.

               (c)  In the event of termination for any reason

set forth in subparagraph (a) of this Paragraph 5, except as otherwise provided in Paragraph 5(b), Executive shall be entitled to no further compensation or other payments or benefits under this Employment Agreement, except as to that portion of any

unpaid salary and other benefits accrued and earned by him

hereunder up to and including the effective date of such

termination.

               (d)  In the event of termination for any reason

set forth in subparagraph (a) of this Paragraph 5, Executive's employment with the Company for all purposes shall be deemed to have terminated as of the effective date of such termination hereunder, irrespective of whether the Company has a continuing obligation under this Employment Agreement to make payments or provide benefits to Executive after such effective date.

          6.   Covenants and Confidential Information

               (a)  Executive acknowledges the Cable Network

Companies' reliance and expectation of Executive's continued

commitment to performance of his duties and responsibilities during the term of this Employment Agreement.  In light of such reliance and expectation on the part of the Cable Network

Companies, during the term of this Employment Agreement and (i)

for six (6) months after termination of Executive's employment and this Employment Agreement by the Company under Paragraph

5(a)(iii) hereof or by Executive at a time when the Company has been in material breach of this Agreement for twenty (20) days after receiving notice of such breach from Executive and does not have Cause to terminate Executive ("Company Breach") or (ii) one year after termination of Executive's employment and this Employment

Agreement by Executive under Paragraph 5 hereof (other than

termination by Executive for Company Breach) or by the Company

under Paragraph 5(a)(ii) hereof, Executive shall not, directly or indirectly, do or suffer any of the following:

                    (i)  Own, manage, control or participate in

the ownership, management, or control of, or be employed or

engaged by or otherwise affiliated or associated as a consultant,

independent contractor or otherwise with, any other corporation,

partnership, proprietorship, firm, association or other business entity, or otherwise engage in any business, which is in

competition with the business of the Cable Network Companies as and where conducted by the Cable Network Companies at the time of such termination; provided, however, that the ownership of not more than one percent (1%) of any class of publicly traded

securities of any entity shall not be deemed a violation of this covenant, and further provided that Executive's ownership of any interest in DNL, Inc., a corporation formed by Executive and certain other persons ("DNL"), shall not be deemed a violation of this covenant so long as DNL is not competing with any of the

Cable Network Companies and Executive's ownership of such

interest, his participation in the management or control of DNL or his employment or engagement thereby or affiliation or

association therewith does not materially interfere with his full-

time employment hereunder;

                    (ii) Solicit the employment of, assist in the

soliciting of the employment of, or otherwise solicit the

association in business with any person or entity of, any

employee or officer of the Cable Network Companies.

                    (iii)     Induce any person who is an

employee, officer or agent of the Cable Network Companies to terminate said relationship.

               (b)  Executive expressly agrees and understands

that the remedy at law for any breach by him of this Paragraph 6 may be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms.

Accordingly, it is acknowledged that, upon adequate proof of

Executive's violation of any provision of this Paragraph 6, the

Cable Network Companies shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any

threatened or further breach and may withhold any amounts owed to

Executive pursuant to this Agreement.  Nothing in this Paragraph

6 shall be deemed to limit the Cable Network Companies' remedies at law or in equity for any breach by Executive of any of the provisions of this Paragraph 6 which may be pursued or availed by the Cable Network Companies.

               (c)  In the event Executive shall violate any

legally enforceable provision of this Paragraph 6 as to which there is a specific time period during which he is prohibited from taking certain actions or from engaging in certain

activities, as set forth in such provision, then, in such event,

such violation shall toll the running of such time period from the date of such violation until such violation shall cease.

               (d)  Executive has carefully considered the nature

and extent of the restrictions upon him and the rights and

remedies conferred upon the Cable Network Companies under this

Paragraph 6, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate

competition which otherwise would be unfair to the Cable Network

Companies, do not stifle the inherent skill and experience of

Executive, would not operate as a bar to Executive's sole means of support, are fully required to protect the legitimate

interests of the Cable Network Companies and do not confer a benefit upon the Cable Network Companies disproportionate to the detriment to Executive.

          7.   Withholding Taxes.

               All payments to Executive hereunder shall be

subject to withholding on account of federal, state and local taxes as required by law.

          8.   No Conflicting Agreements.

               Executive represents and warrants that he is not a

party to any agreement, contract or understanding, whether

employment or otherwise, which would restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Employment Agreement.

          9.   Severable Provisions.

               The provisions of this Employment Agreement are

severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction nevertheless shall be binding and enforceable.

          10.  Binding Agreement.

               The rights and obligations of the Company under

this Employment Agreement shall inure to the benefit of, and shall be binding on, the Company and its successors and assigns,

and the rights and obligations (other than obligations to perform services) of Executive under this Employment Agreement shall inure to the benefit of, and shall be binding upon, Executive and his heirs, personal representatives and successors and assigns.

          11.  Arbitration.

               Any controversy or claim arising out of or

relating to this Employment Agreement, or the breach thereof,

shall be settled by arbitration in accordance with the Rules of the American Arbitration Association then pertaining in the City of Cincinnati, Ohio, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof.  The arbitrator or arbitrators shall be deemed to possess the powers to issue mandatory orders and

restraining orders in connection with such arbitration; provided,

however, that nothing in this Paragraph 11 shall be construed so as to deny the Cable Network Companies the right and power to seek and obtain injunctive relief in a court of equity for any breach or threatened breach by Executive of any of his covenants contained in Paragraph 6 hereof.  The parties shall share equally the fees and other expenses of the arbitrator(s).

          12.  Notices.

               Notices and other communications hereunder shall

be in writing and shall be deemed to have been duly given when sent by certified mail, postage prepaid, addressed to the

intended recipient at the address set forth at the end of this

Employment Agreement, or at such other address as such intended recipient hereafter may have designated most recently to the other party hereto with specific reference to this Paragraph 12.

          13.  Waiver.

               The failure of either party to enforce any

provision or provisions of this Employment Agreement shall not in any way be construed as a waiver of any such provision or

provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Employment Agreement.  The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

          14.  Miscellaneous.

               This Employment Agreement supersedes all prior

agreements and understandings between the parties and may not be modified or terminated orally.  All obligations and liabilities of each party hereto in favor of the other party hereto relating to matters arising prior to the date hereof  have been fully satisfied, paid and discharge.  No modification, termination or attempted waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

          15.  Governing Law.

               This Employment Agreement shall be governed by and

construed according to the laws of the State of Ohio.

          16.  Captions and Paragraph Headings.

               Captions and paragraph headings used herein are

for convenience and are not a part of this Employment Agreement and shall not be used in construing it.

     IN WITNESS WHEREOF, the parties have executed this

Employment Agreement on the day and year first set forth above.

Attn:  Corporate Secretary              THE E. W. SCRIPPS COMPANY
P.O. Box 5380
Cincinnati, Ohio  45201-5380            By:
                                             William R. Burleigh
                                             Chairman and President

104 River Place Lane
Louisville, TN  37777

                                        Kenneth W. Lowe